EXHIBIT 99.1

AGREEMENT AS TO A JOINT FILING OF SCHEDULE 13D

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree that (1) only one statement containing the information required by Schedule 13D and any further amendments thereto need to be filed with respect to the beneficial ownership by each of the undersigned of shares of common stock of PolarityTE, Inc., a Delaware corporation and (2) this Joint Filing Agreement may be included as an exhibit to the Schedule 13D, provided that, as contemplated by Section 13d-1(k)(1)(ii), no person will be responsible for the completeness or accuracy of the information concerning the other persons making the filing unless such person knows or has reason to believe that such information is inaccurate. This Joint Filing Agreement may be executed in any number of counterparts, all of which taken together will constitute one and the same instrument.

Dated: May 18, 2020

/s/ Michael Brauser
Michael Brauser, individually

BETSY & MICHAEL BRAUSER TENANTS BY ENTIRETY

By: /s/ Michael Brauser
Name: Michael Brauser

By: /s/ Betsy Brauser
Name: Betsy Brauser

GRANDER HOLDINGS, INC. 401K

By: /s/ Michael Brauser
Name: Michael Brauser
Title: Trustee

BETSY & MICHAEL BRAUSER CHARITABLE FAMILY FOUNDATION

By: /s/ Michael Brauser
Name: Michael Brauser
Title: Director

BSIG, LLC

By: /s/ Michael Brauser
Name: Michael Brauser
Title: Manager

GREENSTONE CAPITAL, LLC

By:  /s/ Benjamin Brauser
Name: Benjamin Brauser
Title: Manager

 /s/ Peter T. Benz
Peter T. Benz, individually

BICOASTAL CONSULTING CORP. DEFINED BENEFIT PLAN

By: /s/ Peter T. Benz
Name: Peter T. Benz
Title: Trustee

BICOASTAL CONSULTING CORP 401-K

By: /s/ Peter T. Benz
Name: Peter T. Benz
Title: Trustee